Exhibit 15.2

Consent of KPMG Actuaries Pty Ltd (“KPMG Actuaries”) in relation to Form 20-F filing

We hereby consent to your references to KPMG Actuaries Pty Ltd (“KPMG Actuaries”) and to our actuarial valuation report effective as of March 31, 2005, dated May 14, 2004 (the “Report”), and to make use of, or quote, information and analyses contained within that Report for the purpose of James Hardie Industries N.V.’s (“JHI NV”) Annual Report on Form 20-F for fiscal year ended March 31, 2005.

In addition, we hereby consent to your references to past actuarial valuations performed by KPMG Actuaries for the purpose of JHI NV’s Annual Report on Form 20-F for fiscal year ended March 31, 2005.

Your attention is drawn to the Important Note at the beginning of the Executive Summary and Section 1 of the Report.

/s/ Richard Wilkinson

Richard Wilkinson BSc FIA FIAA

Director

KPMG Actuaries Pty Ltd

Fellow of the Institute of Actuaries (London)

Fellow of the Institute of Actuaries of Australia

Sydney, Australia

June 30, 2005